                                                                  EXHIBIT 10.35

                                 PROMISSORY NOTE


$47,950                                    Oklahoma City, Oklahoma
Dated:  June 2, 2000                       Maturity Date:  As set forth below

     FOR VALUE RECEIVED, FULLNET COMMUNICATIONS, INC., an Oklahoma corporation, with an address of 200 North Harvey, Suite 1706, Oklahoma City, Oklahoma 73102 (the "Maker"), does promise to pay to the order of LARY SMITH, an individual with an address of 623 Ironman, Nowata, Oklahoma 74048 (the "Holder") at such place as may be designated by the Holder of this promissory note (the "Note"), the principal sum of FORTY SEVEN THOUSAND NINE HUNDRED FIFTY DOLLARS AND NO/100'S DOLLARS ($59,850), at eight percent (8%) interest per annum. Principal and interest shall be due and payable on the Maturity Date which shall be the earlier to occur of (i) the closing of any private placement (whether debt or equity) obtained by Maker subsequent to the date of this Note in excess of $2,000,000; or (ii) one year from the date of this Note, in which case the amount of principal and interest due shall be $51,786.00.

     Whenever any payment shall be due under this Note on a day which is not a "Business Day" (as such term is hereafter defined), the date on which such payment is due shall be extended to the next succeeding Business Day with the same force and effect as if made on the date of payment. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Oklahoma City, Oklahoma are authorized to be closed.

     Capitalized terms used herein which are not otherwise defined shall have the meaning as described in that certain Asset Purchase Agreement between the parties dated of even date herewith (the "Asset Purchase Agreement").

     ADJUSTMENT TO NOTE. The principal and interest payable pursuant to the terms of this Note shall be subject to a downward adjustment upon the occurrence of the Adjustment Event, as set forth in Section 2.4 of the Asset Purchase Agreement, which section shall by this reference be incorporated herein for all purposes.

     EVENT OF DEFAULT. Except as set forth in the preceding section, the failure to pay principal when due shall be an event of default.

     RIGHT OF PREPAYMENT. At any time from the date hereof to the due date, the Maker may prepay the entire principal sum or any portion thereof, without penalty or restriction.

     AMENDMENT AND WAIVER. This Note may not be changed, modified or amended, or terminated, nor may any of its provision be waived, except by an agreement in writing signed by the party against whom enforcement thereof is sought.

     CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     PROMISES BINDING. This Note shall be binding upon the Maker and its successors and assigns.



     IN WITNESS WHEREOF, the Maker has caused this instrument to be duly signed as of the date first set forth above.

                                   FULLNET COMMUNICATIONS, INC.


                                   By: /s/ TIMOTHY J. KILKENNY
                                       --------------------------------------
                                       Timothy J. Kilkenny, President and CEO




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